Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-108997, 333-44034, and 33-47656 on
Form S-8 of our report dated September 19, 2011, appearing in this Annual Report on Form 11-K of the Procter & Gamble
International Stock Ownership Plan for the year ended June 30, 2011.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Cincinnati, Ohio
September 19, 2011